                                                                       EXHIBIT 5



                       SETTLEMENT AND EXCHANGE AGREEMENT

  THIS SETTLEMENT AND EXCHANGE AGREEMENT ("Agreement") is made and entered into effective September 25, 1995 by and between InMedica Development Corporation, a
          ------------
Utah corporation ("InMedica" or the "Company") and J. Lynn Smith, an individual whose address is 5770 South 250 East, Suite 115, Salt Lake City, Utah 84107 (the "Holder"), with regard to the following factual recitals, each of which is incorporated herein by this reference.

                                    RECITALS

  A. Holder is currently the owner, beneficially and of record, of a Series A and a Series C Convertible Debenture of the Company (the "Debenture(s)"), in the face amount of $50,000 each ($100,000 total), originally accruing interest on the outstanding principal amount at the rate of ten percent (10%) per annum from date of purchase. The Series A Debenture was due and payable on or before December 31, 1993 and the Series C Debenture was due and payable on or before June 30, 1994.

  B. When the Company was unable to make payment of certain interest payments, Holder and others filed suit during 1992 in the Third District Court of Salt Lake County, Civil No. 920906818, (the "Litigation") seeking payment of all principal and interest owing under the Debentures, which action is presently pending.

  C. Thereafter, the Board of Directors of the Company agreed, among other things, to pay Holder 15% interest (the default rate provided for in the Debentures) on the unpaid principal owing from October 1, 1992. The total amount of principal and accrued but unpaid interest owing to Holder as of September 25, 1995 is:

                   Principal          Interest
                   ---------          --------
Series A            $50,000          $ 1,878.57
Series C            $45,537          $ 1,653.27

  D. Effective August 31, 1995, the Board of Directors of the Company has authorized the issuance of a Series A Convertible Preferred Stock, par value $4.50 per share, paying dividends of 8% per annum on a quarterly basis and has offered to settle the forgoing Litigation and retire Holder's Debenture by paying Holder 50% of the amount owing in cash and issuing to Holder shares of the Series A Preferred Stock, at $4.50 per share for the balance owing.

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

  E. Holder and the Company have now reached and agreement to settle the foregoing Litigation on the terms and conditions described in Recital D and by this Agreement desire to memorialize the terms and conditions of their Settlement Agreement.

     NOW, THEREFORE, in consideration of the mutual promises hereinafter contained and the money payment and stock issuance to be made to Holder, Holder and the Company hereby agree as follows:

     1.  Cancellation and Surrender of Debentures.  Holder hereby cancels and
         ----------------------------------------
forever discharges the Debentures held by him and agrees to surrender the Debenture documents to the Company and further agrees to dismiss Holder's Litigation against the Company by execution of the Stipulation of Dismissal attached hereto as Exhibit A in exchange for the consideration described in paragraph 2, below.

     2.  Payment and Issuance of Shares.  Upon signature of this agreement, the
         ------------------------------
Company agrees to pay Holder $49,534 and to issue to Holder approximately 11,008 shares of the Company's Series A Preferred Stock, par value $4.50 per share.
See Exhibit F for a description of the Preferred Stock and Exhibit L for a description of certain risk factors relating to an investment in the Preferred Stock. Issuance of the Series A Preferred Stock is subject to delivery of an Investor Questionnaire (See Exhibit G) by Holder to the Company and to review of disclosure documents attached hereto as Exhibits by Holder prior to execution of this Agreement. The Company may decline to participate in the Settlement Agreement if, in the Company's judgment, the Investor Questionnaire does not establish the suitability of an investment in the Preferred Stock by the Holder.

     3.  The Holder hereby represents and warrants to the Company as follows:

     (a) Holder is at least 21 years of age.

     (b) Holder has completely and accurately completed the Preferred Stockholder Questionnaire attached hereto as Exhibit G the responses of which are incorporated herein by reference and made a part of the representations and warranties of this paragraph. The undersigned undertakes to immediately notify the Company of any material changes occurring thereto prior to consummation of this exchange transaction.

  (c) The Holder understands that the Shares are being issued and that the availability of the exemption or exemptions from registration and qualification under the Securities Act of 1933 and the state laws depends in part upon the accuracy of certain of the representations, declarations and warranties contained herein, and those which are made in the Questionnaire executed by the undersigned with the intent that the same may be relied upon by the Company in determining the undersigned's
suitability as an investor in the Company.   The Holder further acknowledges
that this transaction has not been and will not be reviewed by the Securities and Exchange Commission nor by the securities administrator of any state.

  (d) The Holder is a resident and domiciliary, not a temporary or transient resident of the State of Utah and has no present intention of becoming a resident or domiciliary of any other state or territory of the United States of America or any other jurisdiction.

  (e) The Holder is acquiring the Shares to be issued for investment and not with a view to the public resale or distribution thereof. The undersigned has no contract, undertaking, agreement or arrangement with any person to sell, transfer or pledge to such person or anyone else the Shares or any portion thereof or interest therein, and the undersigned has no present plans to enter into such contract, undertaking, agreement or arrangement. The undersigned is not acquiring the Shares directly or indirectly for the account of another person.

  (f) The Holder acknowledges and consents that the certificate evidencing the Shares, and any and all replacements thereof, shall bear and be subject to legends in substantially the following form affecting the transferability of the Shares and that the Company will place appropriate stop transfer orders with its transfer agent:

"The shares of common stock evidenced by this certificate have not been registered under the Securities Act of 1933, as amended, and have been issued in reliance upon one or more exemptions from the requirements for such registration including an exemption for non-public offerings. Accordingly, the sale, transfer, pledge, hypothecation or other disposition of the shares evidenced hereby or any portion thereof or interest therein may not be accomplished in the absence of an effective registration statement under that act, or an opinion of counsel satisfactory in form and substance to the Company to the effect that such a registration is not required."

  (g) The Holder further understands and agrees that if he desires to make any transfer of the Shares the Company is in a position to impede such transfer through prior stop orders placed with its transfer agent or otherwise and that the Company will promptly remove such impediments placed by it only when:

(i) The Company has received a satisfactory opinion of counsel to the effect that the proposed transfer does not require registration or qualification pursuant to the Securities Act of 1933 or any applicable state laws of the United States of America, by reason of an exemption provided thereunder and a representation and agreement of the proposed transferee in form and substance satisfactory to the Company, and the Company shall have advised the undersigned that such opinion, representation and agreement are satisfactory to the Company; or

(ii) The Company has received a satisfactory opinion of counsel to the effect that the proposed transfer complies with the provisions of Rule 144 (including a two year holding period from the date of acquisition of the Preferred Shares by Holder) and the Company shall have advised the undersigned that such counsel and such opinion are satisfactory to the Company; or

(iii) A Registration statement covering the proposed transfer has been filed with the Securities and Exchange Commission and has been declared effective.

The Holder agrees that, in any event, the undersigned will not attempt to dispose of the Shares or any portion or interest therein, unless and until the Company has determined to its satisfaction that the proposed disposition does not violate the registration or qualification requirements of the Federal Act or applicable state laws.

  (h) The Holder understands that the Company has no obligation or intention to register or qualify the Shares in order to permit sales thereof in accordance with the registration or qualification provisions of the Securities Act of 1933 or the applicable state laws of the United States of America.

  (i) The Holder agrees to indemnify the Company and its officers, directors, agents and attorneys and to hold the Company and such persons harmless from any liability, costs or expenses (including reasonable attorneys' fees) arising as a result of the sale or distribution of the Shares or any portion thereof or interest therein by him in violation of the Securities Act of 1933 or any applicable state laws.

  (j) The Holder agrees to indemnify the Company and its officers and directors, agents and attorneys and to hold the

Company and such persons harmless from and against any and all loss, damage, liabilities, costs or expenses (including reasonable attorneys' fees) to which they may be put or which they may have incurred by reason of or in connection with any misrepresentation made by the Holder, for any breach of any of the Holder's warranties or failure to fulfill any of the Holder's covenants or agreements under this Agreement.

  (k) The Holder acknowledges that he and/or his professional advisor have had the opportunity to ask questions of, and receive answers from the Company, and has/have had access to all information concerning the terms and conditions of this offering and the financial and operating condition of the Company and to obtain additional information to verify the accuracy of such information. Further, the Holder has reviewed the disclosure materials included herewith, including the financial statements contained therein and is familiar with their contents and further acknowledges that the undersigned has had the opportunity and access to obtain further information from the Company regarding such financial, business and management information. The following disclosure materials are attached hereto as Exhibits:

     Stipulation of Dismissal..........................Exhibit A

     Form 10-KSB for the Year Ended 12/31/94 ..........Exhibit B

     Form 10-QSB for the Quarter Ended 6/30/95.........Exhibit C

     Proxy Statement mailed May 25, 1995...............Exhibit D

     Form 8-K Dated June 30, 1995, including Agreement
     with Johnson and Johnson Medical, Inc.............Exhibit E

     Description of Preferred Stock....................Exhibit F

     Preferred Stockholder Questionnaire...............Exhibit G

     Articles of Incorporation of InMedica Development
     Corporation, including Series "A"
     Preferred Stock Amendment.........................Exhibit H

     Bylaws of InMedica Development Corporation........Exhibit I

     Form of Series A Debenture........................Exhibit J

     Form of Series C Debenture........................Exhibit K

     Additional Material Information; Statutory
     Limitations on Payment of Dividends; Developments

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

     as to Non-Invasive Hematocrit Project; and Risk
     Factors..........................................Exhibit L

  (l) The Holder understands that the Company's Chief Executive Officer purchased from Allan L. Kaminsky, then CEO of the Company, 1,000,000 shares of the Company's common stock for $100,000 ($.10 per share) during April, 1995 and that the Company offered to its Debenture Holders in August, 1995 the opportunity to convert their outstanding Debenture Debt for $.50 per share and the offer to convert was not accepted by a significant majority of the Debenture Holders and as a result, the Company did not accept the offer of the persons willing to convert. Further, the Holder understands that if he accepts the Preferred Shares for $4.50 per share, the same would be convertible to common stock at the rate of six shares per preferred share during the first 12 months or at a price of $.75 per share of common stock. The market bid price for the Company's common stock as of September 12, 1995 was $.25 per share.

  (m) The Holder acknowledges that the Company makes no representations or assurances as to the federal or state income tax implications of this investment. The Company has offered no opinion or advice in this respect and the Holder acknowledges that the Company and its management have urged the Holder to consult with his professional advisors with respect to any such tax implications.

  (n) The Holder acknowledges that no representations or assurances have been given to the Holder by the Company or anyone acting in its behalf as to the continued operations of the Company or the financial or other success thereof and the Holder recognizes that the Shares represent a speculative investment and involve risk factors including, but not limited to, risks inherent in preferred stock ownership, common stock ownership, the business of medical technology companies and the necessity of additional substantial fund raising, as are more fully described in Exhibit L as well as the risk of loss of the undersigned's entire investment in the Company.

  (o) Holder has the financial ability to bear the economic risk of this investment, has adequate means of providing for current needs and personal contingencies, and has no need for liquidity in this investment in the Company.

  (p) Holder has reviewed the merits of the investment with his own legal, tax and accounting advisors and with an investment advisor to the extent deemed advisable.

  (q) Holder's overall commitment to investments which are not readily marketable is not disproportionate to Holder's net worth

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

and this investment in the Company will not cause such overall commitment to become excessive.

  (r) Either (1) Holder has such knowledge and experience in financial and business matters to be capable of evaluating the merits and risks of the prospective investment and is able to bear the economic risk of the investment, or (2) together with a purchaser representative(s), if any, have such knowledge and experience in financial and business matters that they are capable of evaluating the merits and risks of the prospective investment and subscriber is able to bear the economic risk of the investment.

  (s) Holder has received and read a copy of the exhibits hereto, including the Articles of Incorporation (including the Series A Preferred Stock Amendment) and Bylaws of the Company.

  (t) Holder understands that (i) the Company has incurred operating losses in every year since its organization in 1983 (except, 1994, when it had a net profit of $301,239) and has limited assets. The Company's only income is limited to that supplied by the Johnson and Johnson Medical, Inc. Agreement (ii) the Company has never paid dividends on its common stock and does not intend to do so in the foreseeable future and is able to pay dividends on the Preferred Stock only to the extent of funds legally available therefore and as monies are received and available from the Johnson and Johnson Medical, Inc. Agreement, and that the Johnson & Johnson Medical Agreement has been pledged as security for a loan being made to the Company.

     (u) The Shares herein subscribed for are being acquired in good faith solely for Holder's personal account, for investment purposes only, and are not being purchased with a view to, or for, resale, distribution, subdivision or fractionalization thereof. Further, the undersigned will hold the Shares as an investment.

     (v) No federal or state agency has made any finding or determination of the fairness for investment or any recommendation or endorsement of the Shares.

     (w) All of the representations and warranties of the undersigned contained herein and all information furnished by the undersigned to the Company are true, correct and complete in all respects.

  (x) Holder has not assigned or transferred the Debenture or any interest therein and the surrender thereof by Holder under this Agreement, to the knowledge of Holder, will not result in any breach of any of the terms, conditions or provisions of, or constitute a default under, or result in the creation of any lien, charge or encumbrance on, the Debenture or the Shares pursuant to any agreement, contract or other instrument to which the Holder or the Debenture is or may be bound.

  (y) Holder acknowledges that the price, par value and dividend rate of the Preferred Shares has been arbitrarily determined by the Company and bears no relationship to book value, present or future tangible or intangible assets of the Company or earnings of the Company or any usual investment criteria.

     The foregoing representations, warranties, agreements, undertakings and acknowledgements are made by the undersigned with the intent that they be relied upon by the Company in determining suitability as a purchaser of Shares, and the undersigned hereby agrees that such representations, warranties, agreements, undertakings and acknowledgements shall survive any purchase of the Shares. In addition, the undersigned undertakes to notify the Company immediately of any change in any representations, warranty or other information relating to the undersigned set forth herein.

     4.  Loss of Priority.  Holder acknowledges that under the terms of both the
         ----------------
Series A and Series C Convertible Debentures, he has no obligation to enter into this Settlement Agreement and that if he does not sign this Settlement Agreement, then the entire debenture indebtedness, including accrued interest, remains as an obligation of the Company, payable to the extent of its assets and having a position senior to that of shareholders (including Preferred Shareholders) in any liquidation of the Company.

     5.  Further Assurances.  Each party shall, at any time and from time to
         ------------------
time, at the other's request, execute, acknowledge and deliver any instrument that may be necessary or proper to carry out the provisions of this Agreement.

     6.  Time of the Essence.  Time shall be of the essence in satisfying the
         -------------------
terms and conditions of this Agreement.

        7.  Attorneys' Fees.  In the event a dispute arises with respect to this
            ---------------
Agreement, and such dispute is not resolved prior to final judicial determination, the party prevailing in such judicial proceeding shall be entitled to recover all expenses, including, without limitation, reasonable attorneys' fees and expenses.

        8.  Complete Agreement of the Parties.  This Agreement supersedes any
            ---------------------------------
and all other agreements, either oral or in writing, between the parties with respect to the subject matter hereof and contains all of the covenants and agreements between the parties with respect to such subject matter in any manner whatsoever. Each party to this Agreement acknowledges that no representations, inducements, promises or agreements, oral or otherwise, have been made by any party, or anyone herein, and that no other agreement, statement or promise not contained in this Agreement shall be valid or binding. This Agreement may be changed or amended only by an amendment in writing signed by all of the parties or their respective successors in interest.

        9.  Assignment.  This Agreement and the rights and obligations of Holder
            ----------
hereunder are personal to Holder and may not be transferred or assigned without the prior written consent of the Company.

       10.  Binding.  Subject to the provisions of Section 9 hereof, this
            -------
Agreement shall be binding upon and inure to the benefit of the successors in interest, assigns and personal representatives of the respective parties.

       11.  Number and Gender.  Whenever the singular number is used in this
            -----------------
Agreement and when required by the context, the same shall include the plural, and the masculine gender shall include the feminine and neuter genders and the word "person" shall include corporation, firm, partnership or other form of association.

     12.  Failure to Object Not a Waiver.  The failure of either party to this
          ------------------------------
Agreement to object to, or to take affirmative action with respect to, any conduct of the other which is in violation of the terms of this Agreement, shall not be construed as a waiver of the violation or breach or of any future violation, breach or wrongful conduct.

       13.  Unenforceable Terms.  Any provision hereof prohibited by law or
            -------------------
unenforceable under any applicable law of any jurisdiction shall as to such jurisdiction be ineffective without affecting any other provision of this Agreement. To the full extent, however, that the provisions of such applicable law may be waived, they are hereby waived to the end that this Agreement be deemed to be a valid and binding enforceable agreement in accordance with its terms.

       14.  Miscellaneous Provisions.  The various headings and numbers herein
            ------------------------
and the groupings of provisions of this Agreement into separate articles and paragraphs are for the purpose of convenience only and shall not be considered a part hereof. The language in all parts of this Agreement shall in all cases be construed in accordance to its fair meaning as if prepared by all parties to the Agreement and not strictly for or against any of the parties.

  EXECUTED AS OF THE DATE FIRST ABOVE WRITTEN


/s/ J. Lynn Smith                INMEDICA DEVELOPMENT CORPORATION
-------------------------------
(Holder Signature)
J. Lynn Smith
-------------------------------
(Print Name)                     /s/ Larry E. Clark
                                 ---------------------------------
                                 By Larry E. Clark, President

                 ADDENDUM TO SETTLEMENT AND EXCHANGE AGREEMENT

  THIS ADDENDUM TO THE SETTLEMENT AND EXCHANGE AGREEMENT ("Agreement") is made and entered into effective September 25 , 1995 by and between InMedica
                           --------------
Development Corporation, a Utah corporation ("InMedica" or the "Company") and J. Lynn Smith, an individual whose address is 5770 South 250 East, Suite 115, Salt Lake City, Utah 84107 (the "Holder" or "Smith"), with regard to the following factual recitals, each of which is incorporated herein by this reference.

                                   RECITALS:

  WHEREAS the parties are executing concurrently with this Addendum, a Settlement and Exchange Agreement regarding the settlement of certain debenture indebtedness between the parties, pursuant to which the Company is issuing to Holder certain shares of Series A Preferred Stock; and

  WHEREAS the Series A Preferred Stock is, by its terms, convertible to common stock of the Company as follows: $.75 per common share on or before October 1, 1996 (6 common shares per share of Series A Preferred); $1.50 per common share on or before October 1, 1997 (3 common shares per share of Series A Preferred); $3.00 per common share after October 1, 1997 (1.5 common shares per share of Series A Preferred); and

  WHEREAS Smith desires additional consideration for the settlement of the lawsuit he has brought against the Company, and the Company is willing to grant additional consideration to Smith, contingent upon Smith exercising certain future conversion rights, in order to resolve and settle the lawsuit;

  NOW THEREFORE, for good and valuable consideration the receipt and sufficiency of which is hereby acknowledged, the parties agree as follows:

  1.  Additional shares upon conversion during second year.  As additional
      ----------------------------------------------------
consideration for Smith entering into the Settlement and Exchange Agreement and dismissing his claims in the lawsuit pending against the Company, the Company agrees that should Smith elect to exercise his conversion rights on the Preferred Stock during the period October 1, 1996 through October 1, 1997 at the rate of $1.50 per common share (three common shares per share of Series A Preferred), that the Company agrees to issue Smith one additional common share for each common share acquired by him pursuant to such conversion rights during the time period October

1, 1996 through October 1, 1997 (the "Additional Shares") . Such Additional Shares shall be restricted securities and shall be subject to a two year holding period and subject to a restrictive legend impeding transfer without an opinion of counsel acceptable to the Company or an effective registration of the Shares. Smith understands and agrees that the Company has relied upon the representations in Smith's Investor Questionnaire and in the Settlement Agreement in agreeing to issue the Additional Shares to Smith as provied herein.

  2.  No effect on conversion rate.  This agreement shall not affect the
      ----------------------------
conversion rate used in converting the Series A Preferred Stock to common stock, but is solely intended to provide the payment of the Additional Shares to Smith as additional consideration for his having entered into the Settlement Agreement, which consideration would be receivable by him only in the event he exercised his conversion rights during the period October 1, 1996 through October 1, 1997. Should Smith not exercise his conversion rights during the referenced time period, all rights to receive the Additional Shares would terminate and be forever waived.

  EXECUTED AS OF THE DATE FIRST ABOVE WRITTEN


/s/ J. Lynn Smith                INMEDICA DEVELOPMENT CORPORATION
-------------------------------
(Holder Signature)
J. Lynn Smith
-------------------------------
(Print Name)                     /s/ Larry E. Clark
                                 ---------------------------------
                                 By Larry E. Clark, President